REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Federated Stock and Bond Fund:

In planning and performing our audit of the financial statements of Federated Stock and Bond
Fund (the "Fund") for the year ended November 30, 2004
(on which we have issued our report
dated January 21, 2005), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of
expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States
of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control,
 misstatements due to error or fraud may
occur and not be detected.  Also, projections of any evaluation of internal control to future
periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as
defined above as of November 30, 2004.

This report is intended solely for the information and use of management, the Board of Trustees
and Shareholders of Federated Stock and Bond Fund, and the Securities and Exchange
Commission and is not intended to be and should not be used
 by anyone other than these
specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
        January 21, 2005